Exhibit 10.9
FORM OF
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of , between (“Indemnitee”) and Occidental Petroleum Corporation, a Delaware corporation (the “Company”). This Agreement supersedes and replaces any and all previous agreements between the Company and Indemnitee covering the subject matter of this Agreement.

WHEREAS, it is essential to the Company that it retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is [a director][an officer] of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s [continued] service to the Company in an effective manner, and in part to provide Indemnitee with specific contractual assurance that the indemnification protection provided by the By-Laws of the Company will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), and in order to induce Indemnitee to [continue to] provide services to the Company as a director or officer thereof, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the [continued] coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies (the “D&O Insurance”);

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s [continued] service to the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a) Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company’s then outstanding Voting Securities; (ii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board of Directors of the Company and any new directors whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-

thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation of the Company into or with a direct or indirect wholly-owned subsidiary or (b) a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company’s assets, whether directly or indirectly.

(b) Claim: any threatened, pending (including any appeal relating to) or completed action, suit, proceeding or alternate dispute resolution mechanism or any inquiry, hearing or investigation, whether made or brought by or in the right of the Company or by any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding or alternate dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

(c) Expenses: any and all expenses, including attorneys’ fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, delivery service fees, expenses and obligations of any nature, including, in connection with any appeal, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, whatsoever paid or incurred by or on behalf of Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(d) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or related to anything done or not done by Indemnitee in any such capacity.

(e) Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is on the date hereof, or hereafter becomes, the beneficial owner, directly or indirectly, of securities of the Company representing 15 % or more of the total voting power represented by the Company’s then outstanding Voting Securities, hereafter or thereafter increases its beneficial ownership of such securities by 0.5 % or more over the percentage so owned by such person on the date hereof or on the date of becoming such a beneficial owner; (iii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f) Reviewing Party: any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(g) Independent Legal Counsel: shall refer to an attorney experienced in the matters of corporate law, selected in accordance with the provisions of Section 3 hereof, who shall not have otherwise performed services for (i) the Company or Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censored for ethical violations of applicable standards of professional conduct.

(h) Voting Securities: any securities of the Company which vote generally in the election of directors.

2. Basic Indemnification Arrangement.

(a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), as soon as practicable but in any event no later than thirty days after written demand, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege), is presented to the Company, against any and all Expenses, liabilities, damages, losses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, damages, losses, judgments, fines, penalties or amounts paid in settlement) incurred or paid by or on behalf of, or imposed against, Indemnitee in connection with such Claim and any federal, state, local or foreign taxes (net of the value to Indemnitee of any tax benefits resulting from tax deductions or otherwise) imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including the creation of the trust referred to in Section 4 hereof). If so requested by Indemnitee (which request shall include therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege)), the Company shall advance (within five business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). Notwithstanding anything in this Agreement or in the By-Laws of the Company to the contrary and except as provided in Section 5, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

(b) Notwithstanding the foregoing, (i) the obligation of the Company to indemnify Indemnitee under Section 2(a) shall be subject to the condition that the Reviewing Party shall, if required under applicable law, have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would be permitted to be indemnified under applicable law and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that (A) any determination referenced in clauses (i) and (ii) above as to whether Indemnitee would be permitted to be indemnified under applicable law (1) shall not be made until after the final disposition of the applicable Claim and (2) shall be made within 90 days of the final disposition of the Claim (in the case of clause (ii) above, if at all) and (B) if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance (and the Company shall continue to be obligated to make Expense Advances) until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or with respect to the Company’s obligation to indemnify Indemnitee under Section 2(a), if a determination as to whether Indemnitee would be permitted to be indemnified under applicable law is required under applicable law and such determination is not made by the Reviewing Party within 90 days of the final disposition of the Claim, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, or the legal or factual bases therefor and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. Notwithstanding any other provision in this Agreement, no indemnity or Expense Advance pursuant to Section 2(a) shall be paid by the Company if a court of competent jurisdiction renders a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) on the merits that such indemnity or Expense Advance is prohibited by law or that Indemnitee is liable to the Company with respect to any Claim made by or in the right of the Company, unless the court determines that, despite the adjudication of liability, but in the view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnity or Expense Advance that the court deems proper.

(c) If the full indemnity provided in Section 2(a) may not be paid to Indemnitee because of any exclusion resulting from Section 2(b), then in respect of any Claim relating to an Indemnifiable Event in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), the Company shall contribute to the amount of Expenses, liabilities, damages, losses, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the acts or omissions from which such Claim arose and (ii) the relative fault of the Company, including its other directors, officers, agents, employees and other representatives, on the one hand and of Indemnitee on the other hand in connection with the acts or omissions which resulted in such Claim, as well as other relevant equitable considerations. The relative fault of the Company, including its other directors, officers, agents, employees and other representatives, on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Claim. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 2(c) were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

3. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and such Independent Legal Counsel shall, when required pursuant to Section 2(b) hereof, determine whether Indemnitee is entitled to indemnity payments and Expense Advances under this Agreement or any other agreement or under the Certificate of Incorporation or By-Laws of the Company now or hereafter in effect relating to Claims for Indemnifiable Events. Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee will be permitted to be indemnified. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement and the engagement of Independent Legal Counsel pursuant hereto.

4. Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount (the “Trust Fund Amount”) which is the total of all sums sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, plus any and all liabilities, damages, losses, judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid, as determined by (1) if no Change in Control shall have occurred, the Company’s Board of Directors or (2) if a Change in Control shall have occurred, the Independent Legal Counsel. The Company shall maintain funds in the trust account in the Trust Fund Amount, depositing such additional amounts as may be appropriate as a result of disbursements from the account or increases which, from time to time, may occur in the Trust Fund Amount. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within five business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The parties acknowledge that Indemnitee will have no adequate remedy at law if the Company breaches its obligations under this Section 4, and agree that, in addition to any other remedies which may be available, Indemnitee shall be entitled to the equitable remedy of specific performance in the event of a breach or threatened breach by the Company of its obligations hereunder. Indemnitee and the Company further agree that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, Indemnitee and the Company agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. Indemnitee and the Company further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the Company.

5. Indemnification for Additional Expenses. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within five business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under the Certificate of Incorporation or By-Laws of the Company now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

6. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, liabilities, damages, losses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

8. Non-exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation or By-Laws of the Company or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and By-Laws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greatest benefits so afforded by such change.

9. No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided for any Company director or officer, and upon any Change in Control, the Company shall obtain continuation and/or “tail” coverage for Indemnitee to the maximum amount reasonably obtainable at such time.

11. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall, at the Company’s expense, execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Certificate of Incorporation or the By-Laws of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Indemnification Procedures.

(a) Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Claim which could relate to an Indemnifiable Event, Indemnitee shall notify the Company of the commencement or threat thereof (including a brief description of the nature of, and facts underlying such, Claim); but the omission so to notify or delay in notifying the Company will not relieve the Company from any liability which it may have to Indemnitee except to the extent that the Company is actually prejudiced by any such omission or delay.

(b) The Company shall give prompt notice of the commencement of such Claim to the insurers on the D&O Insurance, if any, in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(c) In the event such Claim is other than by or in the right of the Company, Indemnitee may, at [her][his] option, either control the defense thereof [herself][himself], require the Company to defend [her][him] or accept the defense provided under the D&O Insurance; provided, however, that Indemnitee may not control the defense [herself][himself] or require the Company to defend [her][him] if such decision would jeopardize the coverage provided by the D&O Insurance to the Company and/or the other directors and officers covered thereby. In the event that Indemnitee requires the Company to defend [her][him], or in the event that Indemnitee proceeds under the D&O Insurance but Indemnitee determines that such insurers under the D&O Insurance are unable or unwilling to adequately defend, contest and protect Indemnitee against any such Claim, the Company shall promptly undertake to defend any such Claim, at the Company’s sole cost and expense, utilizing counsel of Indemnitee’s choice who has been approved by the Company; provided that, from and after such time as the Company undertakes the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee's defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's own expense; provided, however, that if (i) Indemnitee's employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee's employment of its own counsel has been approved by the Independent Legal Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company. If appropriate, the Company shall have the right to participate in the defense of such Claim.

(d) In the event such Claim is by or in the right of the Company, Indemnitee may, at [her][his] option, either control the defense thereof [herself][himself] or accept the defense provided under the D&O Insurance; provided, however, that Indemnitee may not control the defense [herself][himself] if such decision would jeopardize the coverage provided by the D&O Insurance, if any, to the Company and/or the other directors and officers covered thereby.

(e) In the event the Company shall fail timely to defend, contest or otherwise protect Indemnitee against any such Claim which is not by or in the right of the Company, Indemnitee shall have the right to do so, including without limitation, the right to make any compromise or settlement thereof, and to recover from the Company all attorneys’ fees, reimbursements and all amounts paid as a result thereof. The Company shall not be liable to Indemnitee under this Agreement for any amount paid in settlement of any threatened of pending Claim related to an Indemnifiable Event effected without the prior written consent of the Company (which consent shall not be unreasonably withheld); provided, however that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if Independent Legal Counsel has approved the settlement.

(f) The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Claim, which release shall be in form and substance reasonably satisfactory to Indemnitee.

15. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee serves in any capacity entitling Indemnitee to indemnification under this Agreement and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim by reason of (or arising in part out of) an Indemnifiable Event and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret [his][her] rights under this Agreement, even if, in either case, [he][she] may have ceased to serve in such capacity at the time of any such Claim or proceeding.

16. Severability. The provisions of this Agreement shall be severable. In the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the By-laws, any directors’ and officers’ insurance maintained by the

Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; provided further, that, in the event that this Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in its entirety, the Company and Indemnitee agree to be bound by any indemnification agreement in effect immediately prior to the date hereof.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

______________________________
[NAME]
Indemnitee

OCCIDENTAL PETROLEUM CORPORATION

By:
Name: Nicole E. Clark
Title: Vice President, Deputy General Counsel and Corporate Secretary